Exhibit 99.1

TRINITY BANCORP., INC

REVOCABLE APPOINTMENT OF PROXY

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 17, 2019

The undersigned hereby constitutes and appoints E. Carey Slay, Jr. and Joe Paul Stewart, and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of Trinity Bancorp (the “Company”) to be held at Trinity Bank, located at 1479 West Main Street, Dothan, Alabama 36301, on October 17, 2019, at 2:00 p.m., Central Time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

This appointment of proxy is solicited by the Board of Directors of the Company, will be voted in accordance with the instructions marked herein, and will be voted FOR the proposals described below, and as determined by a majority of the Board of Directors as to any other matters properly brought before the meeting, if no instructions to the contrary are marked herein. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS REFERENCED HEREIN.

1. The approval of the Agreement and Plan of Merger, dated as of June 4, 2019, by and between River Financial Corporation and the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. The election of Dr. Henry H. Barnard, Bill Brent Beasley, Terry D. Duffie, James Etheredge, Dr. William D. McLaughlin, Brian R. McLeod, John Mitchell, E. Carey Slay, Jr., Joe Paul Stewart and J. Robbin Thompson as directors of the Company to serve a one-year term (provided that, if the merger referred to in proposal 1 is consummated, the terms will end pursuant to the merger).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Instruction: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below:

3. The approval of the adjournment of the meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the meeting to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Stockholders and Proxy Statement. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. This appointment of proxy may be revoked at any time before its exercise.

PLEASE MARK, SIGN, AND DATE AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE ALSO INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

OWNER:	CO-OWNER (if any)

Name:	Name:

Signature:	Signature:

I WILL ☐ WILL NOT ☐ attend the Annual Meeting	I WILL ☐ WILL NOT ☐ attend the Annual Meeting

NUMBER OF SHARES OWNED:	Date: